                                                                       Exhibit 5
                                [PEOPLES ENERGY LETTERHEAD]

                                     August 12, 1996



Peoples Energy Corporation
130 East Randolph Drive
Chicago, Illinois 60601


    Re:  PEOPLES ENERGY CORPORATION DIRECT PURCHASE AND INVESTMENT PLAN

Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In connection with the registration by Peoples Energy Corporation (the "Company") of 1,500,000 shares of common stock without par value (the "common stock") of the Company for issuance and sale pursuant to the Company's Direct Purchase and Investment Plan (the "Plan") as described in said Registration Statement, it is my opinion as Assistant General Counsel of the Company that:

    1. The Company is a corporation duly organized and existing under the laws of the State of Illinois;

    2. The number of shares of common stock which the Company is authorized to issue is 60,000,000, of which, as of August 1, 1996, 34,951,938 shares, all fully paid and non-assessable, are issued and outstanding;

    3. No approval or authorization of, or registration or declaration with any public regulatory body, state or federal, is required for the valid authorization, issuance and sale of shares of common stock under and pursuant to the Plan, except the registration effected by the Registration Statement, as amended, and except any filings and approvals required under state securities or blue sky laws; and

    4. Subject to the effectiveness of the Registration Statement referred to hereinabove and compliance with state blue sky or securities laws wherever required to permit the valid offer and sale of the Company's common stock under the Plan, said common stock, when issued in the manner contemplated by the Registration Statement against receipt of payment therefor, will be legally issued, fully paid and non-assessable.

Peoples Energy Corporation
August 12, 1996
Page Two


    In arriving at the foregoing opinions, I, or attorneys under my supervision, have examined such corporate and other documents as I have deemed necessary or appropriate to provide a basis for the foregoing opinions. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to the original documents of all documents submitted to me as certified or photostatic copies.

    I hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-3 referred to hereinabove to be filed by the Company under the Securities Act of 1933, as amended.

                                       Very truly yours,


                                       /s/ PETER KAUFFMAN